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                                                                      Exhibit 24

                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and/or directors of Schering-Plough Corporation, a New Jersey corporation (herein called the "Corporation"), does hereby constitute and appoint H.A. D'Andrade, Harold R. Hiser, Jr., Thomas H. Kelly, and Jack L. Wyszomierski, or any of them, their true and lawful attorney or attorneys and agent or agents, to do any and all acts and things and to execute any and all instruments which said attorney or attorneys and agent or agents may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, requirements or requests of the Securities and Exchange Commission thereunder or in respect thereof in connection with the registration under said Act of Common Shares (with Preferred Share Purchase Rights attached) and Participation Rights of the Corporation issued or which may be issued pursuant to (i) an Agreement and Plan of Merger by and among the Corporation, Canji Merger Corp. and Canji, Inc. (the "Merger Agreement") and
(ii) the restricted stock award agreements, as provided in the Merger Agreement; including specifically, but without limiting the generality of the foregoing, power and authority to sign the respective names of the undersigned officers and/or directors as indicated below to the Registration Statements on Form S-4 and any other appropriate form, as the case may be, to be filed with the Securities and Exchange Commission with respect to the registration of such Common Shares (with Preferred Share Purchase Rights attached) and Participation Rights and/or to any amendments of such Registration Statements and/or any amendments to any such amendments (including post-effective amendments) and each of the undersigned does hereby ratify and confirm all that said attorney or attorneys and agent or agents, or any of them, shall do or cause to be done by virtue hereof.

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        IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 11th day of December 1995.

/s/  Robert P. Luciano                  /s/  H. Barclay Morley
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Robert P. Luciano, Chairman and         H. Barclay Morley, Director
Chief Executive Officer and
Director

/s/  Richard J. Kogan                   /s/  Carl E. Mundy
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Richard J. Kogan, President             Carl E. Mundy, Jr., Director
and Chief Operating Officer
and Director

/s/  Harold R. Hiser                    /s/  Richard de J. Osborne
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Harold R. Hiser, Jr., Executive         Richard de J. Osborne,
Vice President-Finance and              Director
Principal Financial Officer

/s/  Thomas H. Kelly                    /s/  Patricia F. Russo
-------------------------------         -----------------------------
Thomas H. Kelly, Vice                   Patricia F. Russo, Director
President and Controller
and Principal Accounting
Officer

/s/  Hans W. Becherer                   /s/  William A. Schreyer
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Hans W. Becherer, Director              William A. Schreyer, Director

/s/  Hugh A. D'Andrade                  /s/  Robert F. W. van Oordt
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Hugh A. D'Andrade, Director             Robert F. W. van Oordt,
                                        Director

/s/  David C. Garfield                  /s/  Romeo J. Ventres
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David C. Garfield, Director             Romeo J. Ventres, Director

/s/  Regina E. Herzlinger               /s/  James Wood
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Regina E. Herzlinger, Director          James Wood, Director